Exhibit 99.1

Planar Reports Second Fiscal Quarter 2007 Financial Results

BEAVERTON, Ore. – May 8, 2007 – Planar Systems, Inc. (NASDAQ: PLNR), a worldwide leader in specialty display systems, recorded sales of $54.6 million and a GAAP loss per share of $0.22, in the second quarter ended March 30, 2007. On a Non-GAAP basis (see reconciliation table), net loss per share was $0.11 in the second quarter of 2007.

“The second quarter was challenging for the Company financially as the timing of revenue in some of our business segments did not materialize as previously anticipated,” said Gerry Perkel, Planar’s President and Chief Executive Officer. “While we are getting a slower start on some of our revenue growth initiatives than initially thought, we continue to believe in the opportunities that exist in our multiple specialty display market segments and our ability to create enhanced shareholder value over the next few years.”

Sales of the Company’s Control Room and Signage segment, formerly Clarity Visual Systems, were $12.1 million in the second quarter, down 36 percent sequentially and flat compared with the year ago period, based upon the historical results of Clarity pre-acquisition. This segment followed its normal seasonal pattern of historical downturns in the calendar first quarter. In addition, as the Company communicated previously, sales of Control Room rear projection cubes were negatively impacted by delays in anticipated customer orders and delivery schedules at the end of the second fiscal quarter of 2007.

Industrial segment sales in the second fiscal quarter were $14.0 million, down 15 percent sequentially and down 37 percent compared with the second quarter of fiscal 2006. The Company has been investing in sales, marketing and R&D resources to create new design wins with the goal of capturing new revenue to offset the decline of older OEM contracts. The Company is encouraged by the opportunities that have been identified and continues to believe that these efforts will begin to yield sequential growth in the industrial segment by the end of the fiscal year.

The Medical segment of the Company recorded second quarter sales of $10.4 million, flat with the first quarter of fiscal 2007 and down 2 percent compared with the second quarter a year ago. Sales of Diagnostic Imaging (DI) monitors grew modestly sequentially and were partially offset by declining sales of lower-margin Patient Monitors. Sales through US OEM PACS providers grew sequentially and the Company believes this growth trend will continue through the balance of the year.

Sales in the Company’s Commercial segment were $18.1 million, down 6 percent sequentially and down 10 percent versus the second quarter a year ago. Pricing for desktop monitors was down overall for the quarter, with double-digit sequential declines in the high-volume smaller diagonals, more than offsetting stability in pricing for larger format monitors. The Company continues to put strategic focus in this segment on managing the business for profitability as it emphasizes higher-margin product lines, including touch displays. The Company is continuing efforts to build out a portfolio of high-end home theater products which has been slower to materialize than originally anticipated. Additional new products are expected to be added in the 2nd half of fiscal year 2007.

Non-GAAP gross margins decreased to 23.9 percent of sales in the second quarter, down from the 28.9 percent of sales recorded a quarter ago. The decline is primarily due to lower shipment levels in our Control Room business and lower sales levels reported in higher-margin segments such as the industrial business. In addition, the Company recorded an inventory charge of $0.7 million during the quarter to reserve for aging safety stock of high-resolution diagnostic imaging glass.

The Company ended the second quarter with cash and short term investments of $40.6 million, approximately flat with the end of the first quarter. Improvements in receivables and payables were offset by increases in inventory necessary to support the expected shipment requirements at quarter end that did not materialize.

STRATEGIC UPDATE

The Company announced its new strategic direction and transformation in July of 2006. Since that time, it has been funding new growth initiatives for its existing medical and industrial specialty display businesses, investing in the home theater initiative, and integrating a new acquisition – Clarity Visual Systems. While this strategy has resulted in some short term financial pressures, the Company continues to believe that this strategy will result in a stronger company over the next few years. The new strategic direction intends to build on the Company’s specialty display core competency to grow, both organically and via acquisitions, in some of its current businesses, and, in addition, to potentially enter new specialty display markets over time.

“With the recent increased funding of some existing businesses and additions to the Company in the form of recent acquisitions and organic start-ups, we have begun the process of building out our strategy with innovative products and focused go-to-market capabilities in the medical, industrial, home theater, command and control and digital signage marketplaces,” continued Perkel. “We set out last summer to transform Planar over the next few years into a growing specialty display supplier and thereby enhance shareholder value. The amount of change we are implementing is substantial and we are in the initial phases of the transformation. We continue to believe in our strategy and the ability to create a larger, more valuable Planar in the coming years.”

BUSINESS OUTLOOK

As previously disclosed, the Company believes that it will see growth in the second half of the year in both revenue and Non-GAAP earnings, compared with the first half of the year. The Company’s expectations are that sequential improvement in both revenue and earnings will be achieved in both Q3 and Q4. Further, the Company believes that this improvement will set the stage for improved revenue and profitability in fiscal year 2008 and then again in fiscal year 2009.

In the short term, the Company’s expectations for the third quarter, ending June 29, 2007, are for sales of $56 million to $59 million and Non-GAAP net loss per share of $0.05 to breakeven, which excludes share-based compensation expense and acquisition-related GAAP charges such as amortization of identifiable intangible assets. Adjusting for these GAAP charges, the Company believes the third quarter 2007 GAAP net loss per share will range from $0.12 to $0.17 (see reconciliation table).

Results of operations and the business outlook will be discussed in a conference call today, May 8, 2007, beginning at 2:00PM Pacific Time. The call can be heard via the Internet through a link on Planar’s Web site, www.planar.com, or through numerous other investor sites, and will be available for replay until June 8, 2007. The Company intends to post on its Web site a transcript of the prepared management commentary from the conference call shortly after the conclusion of the call.

ABOUT PLANAR

Planar Systems, Inc (NASDAQ: PLNR) is a leading provider of value-added display hardware and software for a variety of specialty display markets worldwide. Hospitals, shopping centers, banks, government agencies, transportation businesses, and other discriminating consumers depend on Planar to provide unique display-based solutions to exacting requirements leveraging its operational excellence, technical innovation, and go-to-market capabilities. Founded in 1983, Planar is headquartered in Oregon, USA, with offices, manufacturing partners, and customers worldwide. For more information, visit www.planar.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 relating to Planar’s business operations and prospects, including statements relating to Medical segment sales through US OEM PACS providers, the addition of new home theater products, the results of the Company’s strategy and the statements made under the heading “Business Outlook” are made pursuant to the safe harbor provisions of the federal securities laws. These and other forward-looking statements, which may be identified by the inclusion of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “goal” and variations of such words and other similar expressions, are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements: the possibility that the acquisition of Clarity Visual Systems will create difficulties in the integration of the operations, employees, strategies, and technologies; changes or slower growth in the digital signage and/or command and control display markets; the potential inability to realize expected benefits and synergies of the Clarity acquisition; domestic and international business and economic conditions; any reduction in or delay in the timing of customer orders or the Company’s ability to ship product upon receipt of a customer order; changes in the flat-panel monitor industry; difficulties in penetrating the Home Theater market; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity from the Company’s third-party manufacturing partners; final settlement of contractual liabilities; balance sheet changes related to updating certain estimates required for the purchase accounting treatment of the Clarity acquisition; future production variables impacting excess inventory and other risk factors listed from time to time in the Company’s Securities and Exchange Commission (SEC) filings. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

MEDIA CONTACTS: Pippa Edelen Planar Systems, Inc. 503.748.6983 pippa.edelen@planar.com or Chase Perrin GolinHarris 213.438.8788 cperrin@golinharris.com	INVESTOR CONTACTS: Ryan Gray Planar Systems, Inc. 503.748.8911 ryan.gray@planar.com

Planar Systems, Inc.

Consolidated Statement of Operations

(In thousands, except per share amounts)

(unaudited)

	Three months ended		Six months ended
	Mar. 30, 2007	Mar. 31, 2006	Mar. 30, 2007	Mar. 31, 2006
Sales	$54,589	$52,880	$119,498	$110,029
Cost of Sales	41,740	37,936	88,232	80,793

Gross Profit	12,849	14,944	31,266	29,236

Operating Expenses:
Research and development, net	3,897	2,502	7,040	5,035
Sales and marketing	8,712	4,812	17,964	10,026
General and administrative	4,746	5,033	10,158	9,100
Amortization of intangible assets	1,650	147	3,300	294
Acquisition related cost	417	—	739	—
Impairment and restructuring	—	156	1,625	503

Total Operating Expenses	19,422	12,650	40,826	24,958

Income (loss) from operations	(6,573)	2,294	(9,560)	4,278

Non-operating income (expense):
Interest, net	368	613	967	1,132
Foreign exchange, net	(10)	134	179	(147)
Other, net	(5)	(11)	(24)	(22)

Net non-operating income (expense)	353	736	1,122	963

Income (loss) before taxes	(6,220)	3,030	(8,438)	5,241
Provision (benefit) for income taxes	(2,333)	1,030	(3,165)	1,782

Net income (loss)	$(3,887)	$2,000	$(5,273)	$3,459

Basic net income (loss) per share	($0.22)	$0.13	($0.31)	$0.23

Average shares outstanding—basic	17,336	15,147	17,234	14,964

Diluted net income (loss) per share	($0.22)	$0.13	($0.31)	$0.23

Average shares outstanding—diluted	17,336	15,469	17,234	15,156

Planar Systems, Inc.

Consolidated Balance Sheets

(In thousands)

	Mar. 30, 2007	Sept. 29, 2006
ASSETS	(unaudited)
Cash and cash equivalents	$40,558	$48,318
Accounts receivable, net	29,134	31,961
Inventories	56,386	49,524
Other current assets	13,215	13,837

Total current assets	139,293	143,640
Property, plant and equipment, net	10,126	10,880
Goodwill	49,160	51,996
Intangible assets	29,165	32,465
Other assets	9,465	6,021

	$237,209	$245,002

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$22,132	$25,674
Current portion of capital leases	357	493
Deferred revenue	5,556	6,326
Other current liabilities	27,036	30,237

Total current liabilities	55,081	62,730
Capital leases, net of current portion	940	1,044
Other long-term liabilities	14,611	13,653

Total liabilities	70,632	77,427
Common stock	165,193	161,538
Retained earnings	4,864	10,270
Accumulated other comprehensive loss	(3,480)	(4,233)

Total shareholders' equity	166,577	167,575

	$237,209	$245,002

Planar Systems, Inc.

Reconciliation of GAAP to Non-GAAP Results of Operations

(In thousands, except per share amounts)

(unaudited)

	Three months ended Mar. 30, 2007
	GAAP	Clarity Acquisition		Adjustments Share-based Comp.	Other	Non-GAAP
Sales	$54,589	34	A			$54,623
Cost of Sales	41,740			(93)		41,647

Gross Profit	12,849	34		93	—	12,976
Operating Expenses:
Research and development, net	3,897			(105)		3,792
Sales and marketing	8,712			(458)		8,254
General and administrative	4,746			(410)		4,336
Amortization of intangible assets	1,650	(1,503)			(147)	—
Acquisition related cost	417	(417)				—
Impairment and restructuring	—					—

Total Operating Expenses	19,422	(1,920)		(973)	(147)	16,382

Income (loss) from operations	(6,573)	1,954		1,066	147	(3,406)

Non-operating income (expense):
Interest, net	368					368
Foreign exchange, net	(10)					(10)
Other, net	(5)					(5)

Net non-operating income (expense)	353					353
Income (loss) before taxes	(6,220)	1,954		1,066	147	(3,053)
Provision (benefit) for income taxes	(2,333)	733		400	55	(1,145)

Net income (loss)	$(3,887)	$1,221		$666	$92	$(1,908)

Basic net income (loss) per share	($0.22)					($0.11)
Average shares outstanding—basic	17,336					17,336
Diluted net income (loss) per share	($0.22)					($0.11)
Average shares outstanding—diluted	17,336					17,336

(A) Non-cash effect for mark down of Clarity deferred revenue to fair value

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the company's earnings release contains Non-GAAP financial measures that exclude the effects of the acquisition of Clarity Visual Systems, share-based compensation and the requirements of SFAS No. 123R, “Share-based Payment” (“123R”) and other adjustments. The Non-GAAP financial measures used by management and disclosed by the company exclude the income statement effects of purchase accounting adjustments and integration costs associated with the acquisition of Clarity Visual Systems, all forms of share-based compensation, impairment and restructuring charges and the amortization of intangible assets from previous acquisitions. The Non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The Non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Planar Systems, Inc.

Reconciliation of GAAP to Non-GAAP Results of Operations

(In thousands, except per share amounts)

(unaudited)

	Three months ended Mar. 31, 2006
	GAAP	Clarity Acquisition	Adjustments Share-based Comp.	Other	Non-GAAP
Sales	$52,880				$52,880
Cost of Sales	37,936		(55)		37,881

Gross Profit	14,944	—	55	—	14,999
Operating Expenses:
Research and development, net	2,502		(30)		2,472
Sales and marketing	4,812		(162)		4,650
General and administrative	5,033		(1,132)		3,901
Amortization of intangible assets	147		—	(147)	—
Acquisition related cost	—		—		—
Impairment and restructuring	156		—	(156)	—

Total Operating Expenses	12,650	—	(1,324)	(303)	11,023
Income (loss) from operations	2,294	—	1,379	303	3,976
Non-operating income (expense):
Interest, net	613				613
Foreign exchange, net	134				134
Other, net	(11)				(11)

Net non-operating income (expense)	736				736
Income (loss) before taxes	3,030	—	1,379	303	4,712
Provision (benefit) for income taxes	1,030	—	469	103	1,602

Net income (loss)	$2,000	$—	$910	$200	$3,110

Basic net income (loss) per share	$0.13				$0.21
Average shares outstanding—basic	15,147				15,147
Diluted net income (loss) per share	$0.13				$0.20
Average shares outstanding—diluted	15,469				15,469

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the company’s earnings release contains Non-GAAP financial measures that exclude the effects of the acquisition of Clarity Visual Systems, share-based compensation and the requirements of SFAS No. 123R, “Share-based Payment” (“123R”) and other adjustments. The Non-GAAP financial measures used by management and disclosed by the company exclude the income statement effects of purchase accounting adjustments and integration costs associated with the acquisition of Clarity Visual Systems, all forms of share-based compensation, impairment and restructuring charges and the amortization of intangible assets from previous acquisitions. The Non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The Non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Planar Systems, Inc

Reconciliation of GAAP to Non-GAAP Guidance

Net Income/(Loss) per share

(unaudited)

	Estimates for the Quarter Ended
	June 29, 2007
	Low End	High End
GAAP net income (loss) per share	$(0.17)	$(0.12)
Amortization of intangible assets	0.06	0.06
Share-based compensation	0.04	0.04
Acquisition related costs	0.02	0.02
Purchase accounting adjustments	0.00	0.00

Non-GAAP net income (loss) per diluted share	$(0.05)	$—

Both GAAP and Non-GAAP estimates assumes a tax rate of 37.5%

GAAP net loss per share assumes 17.5 million average basic shares outstanding